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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                      RUTHERFORD-MORAN EXPLORATION COMPANY

     First: The name of the Corporation is Rutherford-Moran Exploration Company.

     Second: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     Third: The nature of the business and purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Fourth: The total number of shares of stock that the Corporation shall have authority to issue is 10,000 shares of Common Stock, of the par value of $.01 per share.

     Fifth: The name of the incorporator is Kailan M. Niemeyer, whose mailing address is 1301 McKinney, Suite 5100, Houston, Texas 77010-3095.

     Sixth: The Corporation is to have perpetual existence.

     Seventh: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

               John A. Moran            5 Greenway Plaza, Suite 220
                                        Houston, Texas 77046

               Patrick R. Rutherford    5 Greenway Plaza, Suite 220
                                        Houston, Texas 77046

               Michael D. McCoy         5 Greenway Plaza, Suite 220
                                        Houston, Texas 77046

               David F. Chavenson       5 Greenway Plaza, Suite 220
                                        Houston, Texas 77046

     Eighth:

          (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived a personal benefit. If the Delaware General Corporation Law hereafter
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is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          (b) The Corporation shall indemnify any director or officer to the full extent permitted by Delaware law.

     Ninth:    All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

     In furtherance and not in limitation of the foregoing provisions of this Article Ninth, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the bylaws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation.

     Tenth:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true.
Accordingly, I have hereunto set my hand this 3rd day of July, 1996.



                                                  /s/ KAILAN M. NIEMEYER
                                                  ---------------------------
                                                      Kailan M. Niemeyer



                                      -2-
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     Pursuant to the provisions of Section 252(c) of the Delaware General
Corporation Law (the "DGCL"), the undersigned corporation submits the following Certificate of Merger for the purpose of effecting a merger under the DGCL.

     1. The name and state or jurisdiction of incorporation of each of the constituent corporations is as follows:

     Name of Corporation                          State of Incorporation
     -------------------                          ----------------------

     Rutherford-Moran Exploration Company         Texas
     Rutherford-Moran Exploration Company         Delaware

     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the DGCL.

     3. The surviving corporation is Rutherford-Moran Exploration Company, a Delaware corporation.

     4. The certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

     5. The executed agreement of merger is on file at the principal place of business of the surviving corporation, located at 5 Greenway Plaza, Suite 220, Houston, Texas 77046.

     6. A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. This merger shall be effective when the Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL.

     Dated this 7th day of August, 1996.


                                        SURVIVING CORPORATION

                                        RUTHERFORD-MORAN EXPLORATION COMPANY
                                        a Delaware corporation


                                        By:  /s/ MICHAEL D. MCCOY
                                           ---------------------------------
                                                 Michael D. McCoy
                                                 Vice President